Exhibit 23.1




                                         Consent of Independent Auditors



The Board of Directors
Dynex Securities Corporation


     We consent to incorporation by reference in the registration statement (No. 33-84846) on Form S-3 of Dynex Securities Corporation of our report dated March 24, 1998, relating to the balance sheets of Dynex Securities Corporation as of December 31, 1997 and 1996, which report appears in the December 31, 1997 Form 10-K of Dynex Securities Corporation.


                                     KPMG PEAT MARWICK LLP



Richmond, Virginia
March 24, 1998